UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 24, 2014 (September 19, 2014)

HORNE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-50373
(Commission File No.)

3975 University Drive
Suite 100
Fairfax, Virginia  22030
(Address of principal executive offices and Zip Code)

(703) 641-1100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07           SUBMISSION TO VOTE OF SECURITY HOLDERS

Commencing on August 20, 2014, adjourned to and concluded on September 19, 2014, we held a Special Meeting of stockholders.  The matters considered at the meeting were:

1.
An amendment to our Articles of Incorporation ("Articles of Incorporation") to increase the number of authorized shares of Common Stock from eighty million (80,000,000) shares, par value $0.0001 to five billion (5,000,000,000) shares, par value $0.0001 per share.

2.	The adoption of a 2014 Stock Option Plan.

The proposal to amend the articles of incorporation was approved by a vote of 48,043,010 For, 15,145,672 Against, and 164,890 Abstained

The proposal to adopt the 2014 Stock Option Plan was not approved by a vote of 30,612,499 For, 12,459,683, Against, and 100,687 Abstained.

A copy of the amended articles of incorporation is attached hereto as "Exhibit 3.1".

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Document Description

3.1	Amended Articles of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 24th day of September 2014.

HORNE INTERNATIONAL, INC.

BY:	DALLAS EVANS
Dallas Evans
Chief Executive Officer